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                                                                    EXHIBIT 16.1

April 13, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 13, 1998, of ProSoft I-Net Solutions, Inc. and are in agreement with the statements contained in the first, second, fourth and fifth paragraphs on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                         /s/ ERNST & YOUNG LLP